UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
NYSE Chicago

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Redemption of Series A Preferred Stock

On September 1, 2023, CenterPoint Energy, Inc. (the “Company”) redeemed 800,000 shares of the Company’s Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), representing all of the outstanding shares of Series A Preferred Stock. The Company redeemed the outstanding shares of Series A Preferred Stock at a redemption price per share equal to $1,000 plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, September 1, 2023.

Southern Indiana Gas and Electric Company Remarketing of Tax-Exempt Debt

On September 1, 2023, Southern Indiana Gas and Electric Company (“SIGECO”), an indirect, wholly owned subsidiary of the Company, completed the remarketing of two series of tax-exempt debt issued by the City of Mount Vernon, Indiana (“Mount Vernon”) and Warrick County, Indiana (“Warrick County”), and secured by SIGECO first mortgage bonds of $38.2 million, comprised of: (i) $23 million aggregate principal amount of Environmental Improvement Revenue Bonds, Series 2015 issued by Mount Vernon and (ii) $15.2 million aggregate principal amount of Environmental Improvement Revenue Bonds, Series 2015 issued by Warrick County (collectively, the “bonds”). The bonds were subject to mandatory tender on September 1, 2023.

Effective September 1, 2023, the bonds of each series shall bear interest at a fixed rate of 4.250% per annum to the earlier of (i) its redemption date or (ii) September 1, 2028, at which time the bonds shall be subject to mandatory tender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: September 1, 2023	By:	/s/ Russell K. Wright
Russell K. Wright
Vice President, Financial Planning and Analysis & Interim Chief Accounting Officer